EXHIBIT 99
                                 SCHEDULE 13D/A
                             JOINT FILING AGREEMENT

        The undersigned hereby agree that the Statement on Schedule 13D/A with respect to the Common Stock of Aries Ventures Inc., dated November 17, 2003, is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: May 5, 2004
                                                   /s/ Divo Milan
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                                                       Divo Milan


                                        KARPNALE INVESTMENT PTE, LTD.


                                        By:  /s/ Krista Lynn Humble
                                           ------------------------------------
                                                 Krista Lynn Humble

                                        Title: Director
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                                        By:  /s/ Mary L. Powers
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                                                 Mary L. Powers

                                        Title: Director
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